UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s telephone number, including area code) (609) 387-7800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 29, 2018, Tricia Patrick resigned from the Board of Directors (the “Board”) of Burlington Stores, Inc. (the “Company”). Ms. Patrick served as a Class III member of the Board (which class will stand for re-election at the 2019 annual meeting of the Company’s stockholders) and as member of the Company’s Audit Committee. Ms. Patrick’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Effective as of June 29, 2018, the Board elected Laura J. Sen as a Class III member of the Board, filling the vacancy created by Ms. Patrick’s departure. Ms. Sen was elected to serve as a member of the Audit Committee.

Ms. Sen will participate in the standard independent, non-management director compensation arrangements for fiscal 2018 described in the proxy statement for the Company’s 2018 annual meeting of stockholders under the caption entitled “Director Compensation.” There is no arrangement or understanding between Ms. Sen and any other persons pursuant to which Ms. Sen was selected as a director. There are no transactions in which Ms. Sen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The public announcement regarding the director resignation and director election was made by means of a press release on June 29, 2018, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: June 29, 2018